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                                                                   EXHIBIT 10.27

                               SEVERANCE AGREEMENT
                               -------------------

        THIS AGREEMENT, dated August, 2003, is made by and between Infinity Property and Casualty Corporation, an Ohio corporation (the "Company") and John
R. Miner (the "Executive").

        WHEREAS the Company considers it essential to the best interests of its securityholders to foster the continued employment of the Executive in his capacity as Executive Vice President.

        WHEREAS in furtherance of this objective, the Company has determined that it is appropriate to enter into this Agreement, which in intended to provide the Executive with financial benefits in the event his employment is terminated without Cause or he resigns for Good Reason in either case subsequent to a Change in Control (as such terms are defined herein).

        NOW, THEREFORE in consideration of the promises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

        1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

        2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through February 18, 2005.

        3. Company's Covenants Summarized.

                3.1 In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein.

                3.2 This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                3.3 If the Executive materially breaches any of the terms of this Agreement, the Company shall immediately be entitled, in its sole discretion, to terminate its obligations to the Executive under this Agreement.

                3.4 If Executive is now, or at any time during the term of this Agreement becomes, employed by a subsidiary of the Company (including an indirect subsidiary of the Company), (a) all references herein to his employment, or termination of employment, by or with the Company shall, except where the context otherwise indicates, be deemed to be references to his employment, or termination of employment, by or with such subsidiary and (b) the Company shall have the right to cause such subsidiary to pay amounts and provide other benefits due to the Executive under this Agreement on the Company's behalf, provided that nothing in this clause (b) shall relieve the Company of its obligation to cause all such amounts to be paid and such benefits to be provided to the Executive when due. The transfer of the Executive to the employ of the Company or any subsidiary of the Company shall not constitute a termination of his employment for purposes of this Agreement.

        4. The Executive's Covenants.

                4.1 Unless and until required to be disclosed by the Company pursuant to a filing made under the Federal securities laws, or as otherwise required by law or to enforce the Executive's rights under this Agreement, the Executive shall keep the terms of this Agreement confidential and not discuss them with any person other than the Executive's immediate family members or personal professional advisors.

                4.2 Upon the occurrence of the events set forth in Section 6.1 and as a condition to the Executive receiving the Severance Payments hereunder provided, the Executive shall execute a release of claims against the Company substantially in the form set forth in Exhibit A hereto.

                4.3 Following termination of his employment with the Company, the Executive shall not use or disclose confidential information with respect to the Company or any of its subsidiaries to any person not authorized by the Company to receive such information, and the Executive shall assist the Company, in such manner as may reasonably be requested by the Company, in any litigation in which the Company or any of its subsidiaries is or may become involved. The Executive's obligations under this Section 4.3 shall not be limited by the Term of this Agreement and shall continue in full force following the expiration of this Agreement.

        5. Compensation Other Than Severance Payments.

                5.1 If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination, together with all compensation and benefits (including without limitation, pay for accrued but unused vacation and a pro-rata target annual bonus determined in accordance with Section 6.1(D) payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination.

                5.2 If the Executive's employment shall be terminated for any reason during the Term, the Company shall provide to the Executive the Executive's normal post-termination compensation and benefits as such payments and benefits become due; provided, however, that the severance payments and benefits payable under this Agreement are in lieu of any other severance payments or benefits that the Executive would otherwise be entitled to, except as required under law. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs, policies and arrangements as in effect immediately prior to the Date of Termination.

        6. Severance Payments.

                6.1 If the Executive's employment is terminated (other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason) subsequent to a Change in Control, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, hereinafter described in this Section 6.1 ("Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof.

                        (A) In lieu of any further salary payments to the
                Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable by the Company or any of its subsidiaries to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination (the "Base Salary"), plus (ii) the target annual bonus established for the Executive under the bonus plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination. If, notwithstanding the foregoing provision that the lump sum severance is to be in lieu of any severance benefit otherwise payable, the Company or any of its subsidiaries is required by applicable law to pay such a benefit, the Company's obligation to pay such lump sum severance hereunder shall be offset and reduced by the amount of the benefit required to be paid by applicable law.

                        (B) For the twelve (12) month period immediately
                following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination at no greater cost to the Executive than the cost to the Executive immediately prior to such date. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive at no greater cost by a subsequent employer during the applicable period set forth above (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive).

                        (C) Notwithstanding any provision of any incentive,
                stock, retirement, savings or other plan to the contrary, as of the Date of Termination, (i) the Executive shall be fully vested in (1) all then outstanding options to acquire stock of the Company (or if such options have been assumed by, or replaced with options for shares of, a parent, surviving or acquiring company, such assumed or replacement options), and all then outstanding restricted shares of stock of the Company (or the stock of any parent, surviving or acquiring company into which such restricted shares have been converted or for which they have been exchanged) held by the Executive, (2) any accrued basic match and incremental match employer contributions under the Company's Retirement and Savings Plan (but not deemed participation match contributions thereunder), and (3) to the extent permissible under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all amounts credited to his account under the Company's Retirement and Savings Plan which are attributable to employer contributions; and (ii) all stock options referred to in clause (i) above shall remain exercisable until the earlier of (x) the first anniversary of the Date of Termination or (y) the otherwise applicable expiration date of such option.

                        (D) The Company shall pay to the Executive a lump sum
                amount, in cash, equal to the Executive's target annual bonus under the bonus plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination multiplied by a fraction, the numerator of which is the number of days in such fiscal year through and including the Date of Termination, and the denominator of which is 365.

                6.2 The payments provided in subsection (A) and (D) (and to the extent applicable, subsection (C)) of Section 6.1 hereof shall be made not later than the thirtieth (30th) day following the Date of Termination. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement.)

        7. Termination Procedures and Compensation During Dispute.

                7.1 Notice of Termination. Any purported termination of the Executive's employment hereunder (other than reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Notice of Termination due to a Good Reason must be provided by the Executive to the Company within six months of the Executive becoming aware that the basis for such Good Reason exists.

                7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment hereunder, shall mean the date specified in the Notice of Termination (which, except in the case of a termination for Cause, shall not be less than fifteen (15) days nor more than thirty (30) days, respectively, from the date of such Notice of Termination is given.)

                7.3 Dispute Concerning Termination. If, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator (which is not appealable or with respect to which the time for appeal therefrom has expires and no appeal has been perfected); provided,, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                7.4 Compensation During Dispute. If a purported termination occurs during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Payments of compensation otherwise receivable pursuant to this Section
        7.4 shall be reduced to the extent cash compensation is received by the Executive from a subsequent employer for services rendered during the period described in this Section 7.4 (and any such compensation received by a subsequent employer shall be reported by the Executive to the Company), and benefits otherwise receivable pursuant to this Section 7.4 shall also be reduced in the manner provided in the penultimate sentence of Section 6.1(B) hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.1 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                7.5 No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than as expressly provided in Section 6.1(A), 6.1(B) or 7.4 hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

        8. Successors; Binding Agreement.

                8.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement within 30 days after a written demand therefore is delivered to the Board by the Executive shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to the Date of Termination.

                8.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        9. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by registered mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-day or overnight delivery through Federal Express, UPS or another similar nationally recognized delivery service, (d) sent by facsimile or telecopy (provided a copy is contemporaneously mailed by first class mail), addressed in each case if to the Executive, to the address inserted below to the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                        To the Company:

                        Infinity Property and Casualty Corporation

                        2204 Lakeshore Drive

                            Birmingham, Alabama 35209

                           Attention: General Counsel

        All such notices shall be deemed to have been received (w) if by certified or registered mail, on the seventh business day after the mailing thereof, (x) if by personal delivery, on the business day after such delivery, (y) if by next-day or overnight delivery, on the business day after such delivery and (z) if by facsimile or telecopy, on the business day following the sending of such facsimile or telecopy.

        11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated prior to a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

        12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14. Settlement of Disputes; Arbitration.

                14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Compensation Committee of the Board of Directors of the Company and shall be in writing. Any denial by the Compensation Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Compensation Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Compensation Committee within sixty (60) days after notification by the Compensation Committee that the Executive's claim has been denied.

                14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Cincinnati, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                (C) "Board" shall mean the Board of Directors of the Company.

                (D) "Cause" for termination by the Company of the Executive's employment shall mean (i) the Executive's failure or refusal to materially perform his duties; (ii) the Executive's failure or refusal to follow material lawful directions of the Board or Chief Executive Officer or any other act of material insubordination on the part of Executive; (iii) the engaging by the Executive in misconduct, including but not limited to any type of sexual harassment which is materially and demonstrably injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise; (iv) any conviction of, or plea of guilty or nolo contendere to, the Executive with respect to a felony (other than a traffic violation); or (v) the commission (or attempted commission) of any act of fraud or dishonesty by the Executive which is materially detrimental to the business or reputation of the Company or any of its divisions, subsidiaries or affiliates.

                (E) A "Change in Control" shall be deemed to have occurred if:

                        (1) After the date hereof, any person or group of persons becomes both a Beneficial Owner directly or indirectly of securities (a) representing 40% or more of the total number of votes that may be cast for the election of directors of the Company, whether by open market purchases, by tender offer or exchange offer, through issuance of new shares by the Company or by merger or consolidation and (b) such person or group of persons is the Beneficial Owner directly or indirectly of a greater percentage of such securities than are Beneficially Owned by American Financial Group, Inc.

                        (2) Within one (1) year after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director or directors, or any combination of the foregoing, the individuals who were directors of the Company immediately prior to the merger, consolidation, liquidation, sale of assets or contested election shall cease to constitute a majority of the Board; or

                        (3) Within one (1) year after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior to the commencement of the tender offer or exchange offer shall cease to constitute a majority of the Board.

                (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                (G) "Company" shall mean Infinity Property and Casualty Corporation, and, except in determining under Section 15(G) hereof whether or not any Change in Control of the

                Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                (H) "Date of Termination" shall have the meaning set forth in
                Section 7.2 hereof.

                (I) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties. If there should be a dispute between the parties as to the Executive's physical or mental disability, such dispute shall be settled by the opinion of an impartial reputable physician agreed upon for such purpose by the parties or their representatives. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

                (J) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                (K) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent), of any one of the following acts by the Company, or failures by the Company to act:
                        (1) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company (including by reason of the Company becoming a subsidiary of another company) or a substantial adverse alteration in the nature or status of the Executive's title or responsibilities from those in effect as of the date hereof;

                        (2) a material reduction by the Company in the Executive's annual base salary or target annual bonus opportunity as in effect as of the date hereof as the same may thereafter be increased from time to time, or a failure to provide the Executive with participation in any stock option or other equity-based plan in which other employees of the Company (and any parent, surviving or acquiring company) participate on a basis that does not unreasonably discriminate against the Executive as compared to such other employees who have similar levels of responsibility and compensation; or

                        (3) any material breach by the Company of its obligations under this Agreement.

                        The Executive's right to terminate the Executive's
                employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. Except as provided above, the Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. The Executive may resign for Good Reason only if such Executive provides Notice of Termination to the Company within six (6) months of the Executive becoming aware that the basis for such Good Reason exists.

                (L) "Notice of Termination" shall have the meaning set forth in
                Section 7.1 hereof.

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


                (M) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to any offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                (N) "Severance Payments" shall have the meaning set forth in
                Section 6.1 hereof.

                (O) "Term" shall mean the period of time described in Section 2 hereof (including any extension described therein).

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                         INFINITY PROPERTY AND CASUALTY
                                         CORPORATION



                                         By: s/Samuel J. Simon
                                             -----------------------------------
                                             Name:  Samuel J. Simon
                                             Title:  Senior Vice President



                                         EXECUTIVE: s/John R. Miner
                                                    ----------------------------
                                                    John R. Miner

                                         Address:
                                                 -------------------------------

                                                 -------------------------------

                                    EXHIBIT A

                           GENERAL RELEASE AND WAIVER

        In exchange for the payments and benefits identified in the Severance Agreement (the "Agreement") between Infinity Property and Casualty Corporation (the "Company") and John R. Miner ("Employee"), which Employee acknowledges are in addition to anything of value to which he is already entitled, Employee hereby releases, settles and forever discharges the Company, its parent, subsidiaries, affiliates, successors and assigns, together with their past and present directors, officers, employees, agents, insurers, attorneys, and any other party associated with the Company, to the fullest extent permitted by applicable law, from any and all claims, causes of action, rights, demands, debts, liens, liabilities or damages of whatever nature, whether known or unknown, suspected or unsuspected, which Employee ever had or may now have against the Company or any of the foregoing. This includes, without limitation, any claims, liens, demands, or liabilities arising out of or in any way connected with Employee's employment with the Company and the termination of that employment pursuant to any federal, state or local laws regulating employment such as the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act known as 42 USC 1981, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Worker Adjustment and Retraining Notification Act ("WARN"), the Fair Labor Standards Act of 1938, as well as all other federal, state and local laws, except that this release shall not affect any rights of Employee for benefits payable under any Social Security, Worker's Compensation or Unemployment laws or rights arising out of any breach of the Agreement by the Company.

        Employee further expressly and specifically waives any and all rights or claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (collectively the "Act"). Employee acknowledges and agrees that this waiver of any right or claim under the Act (the "Waiver") is knowing and voluntary, and specifically agrees as follows: (a) that the Agreement and this Waiver are written in a manner which he understands; (b) that this Waiver specifically relates to rights or claims under the Act; (c) that he does not waive any rights or claims under the Act that may arise after the date of execution of this Waiver, (d) that he waives rights or claims under the Act in exchange for consideration in addition to anything of value to which he is already entitled; and (e) that he is advised in writing to consult with an attorney prior to executing this General Release and Waiver.

                                       10